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                                   AGREEMENT
                                   ---------

         AGREEMENT made this 25th day of April, 1996, by and between MYERS INDUSTRIES, INC., an Ohio corporation ("Employer"), and Milton I. Wiskind ("Employee").

                                R E C I T A L S
                                ---------------

         A. Employee has been employed by Employer for many years and Employee's experience and knowledge of the affairs of Employer are extremely valuable to Employer.

         B. Employer desires Employee to remain in its service and wishes to receive the benefit of Employee's knowledge, experience, reputation and contacts.

         C. Employer desires to provide additional compensation to Employee which does not involve any election by Employee to reduce Employee's current compensation or to forego any increase in future compensation or to defer receipt of any compensation to which Employee might otherwise be entitled.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, mutually agree as follows:

         1. CONTINUATION OF ACTIVE EMPLOYMENT. Employee currently plans to continue in the employ of Employer. This Agreement shall not alter the existing terms of such employment or any future revision thereof with Employer or any successor of Employer.

         2. PAYMENTS UPON TERMINATION OF ACTIVE EMPLOYMENT. At any time after the date of this Agreement, Employee may terminate Employee's active employment with Employer without prejudice to Employee's rights under this Agreement. If Employee becomes totally and permanently disabled while actively employed by the Employer, he shall be deemed to have terminated his employment as of the date of such total and permanent disability. Commencing with the first day of the first month following the date of such termination, Employer shall pay to Employee the sum of Six Thousand Two Hundred Fifty and 00/100 Dollars ($6,250.00) per month for a period of ten (10) years. If employee dies before the expiration of the payment period, then said monthly payments after Employee's death and during the remaining term of the payment period, shall be made by Employer to Edith Wiskind, Employee's surviving spouse, until her death or the balance of the original ten (10) year period, whichever date is first in time.

         3. DEATH PRIOR TO TERMINATION OF ACTIVE EMPLOYMENT. If Employee continues to be employed by Employer and dies prior to termination of active employment with Employer, then Employer shall pay to Employee's spouse, Edith, the sum of Six Thousand Two Hundred Fifty and 00/100 Dollars ($6,250.00) per month for a period of ten (10) consecutive years.(1) The first such monthly payment is to be made on the first day of the first month after such death of Employee.

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         (1)   or her demise, whichever is first in time.




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         4.   ASSIGNABILITY. Except to the extent that this provision may be contrary to law, no assignment, pledge, collateralization, hypothecation or attachment of any of the benefits under this Agreement shall be valid or recognized by Employer.

         5. FACILITY OF PAYMENTS. If Employee shall, in the sole opinion of Employer, be physically or mentally incapacitated to receive or properly receipt for such payments, Employer may make such payments to any member of the family of Employee for the use and benefit of Employee or to any person or institution providing care for Employee; and all payments so made by Employer shall, to the amounts thereof, fully discharge and acquit Employer.

         6. EMPLOYMENT RIGHTS. This Agreement creates no obligation of Employer to employ Employee for any specific length of time and creates no obligation of Employee to continue in Employer's employ for any specific length of time. Further, this Agreement does not create any other rights in Employee or obligations on the part of Employer, except those set forth in this Agreement. However, this Agreement shall in no way limit or modify any other agreement between Employee and Employer (or any successor )but in no event shall any such agreement limit the obligations of Employer hereunder.

         7. ACCELERATION OF BENEFIT PAYMENTS. Employer hereby reserves the right to accelerate the payment of any sums required to be paid by it pursuant hereto without the consent of Employee or his spouse.

         8. FILING. The parties hereto acknowledge that a statement concerning this Agreement must be filed with the Department of Labor and Employer agrees to prepare and file such statement.

         9. BINDING EFFECT. This Agreement shall be binding upon and shall inure to be benefit of the successors and assigns of the Employer.

         10. LAW GOVERNING. This Agreement shall be governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            MYERS INDUSTRIES, INC.

                                            By:/s/ Stephen E. Myers
                                               --------------------------------
                                               Stephen E. Myers, President
                                                         "EMPLOYER"

                                               /s/ Milton I. Wiskind
                                               --------------------------------
                                               Milton I. Wiskind
                                                         "EMPLOYEE"

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